CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the heading “Independent Registered Public Accounting Firm” and in the Statement of Additional Information in this Registration Statement under the Securities Act of 1933 (Form N-1A) of Anchor Risk Managed Equity Strategies Fund (formerly, Anchor Tactical Equity Strategies Fund), Anchor Risk Managed Global Strategies Fund (formerly, Anchor Tactical Global Strategies Fund), and Anchor Risk Managed Municipal Strategies Fund (formerly, Anchor Tactical Municipal Strategies Fund), each a series of shares of beneficial interest in Northern Lights Fund Trust IV, filed with the Securities and Exchange Commission.

BBD, LLP

Philadelphia, Pennsylvania

July 7, 2020